                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm relating to the financial statements of Prime Cable of Hickory, L.P. under the caption "Independent Certified Public Accountants" and to the use of our report dated March 4, 1996, with respect to the financial statements of Prime Cable of Hickory, L.P. included in Amendment No. 2 to the Registration Statement (Form S-4, No. 333-3772) and related Prospectus of Charter Communications Southeast, L.P. and Charter Communications Southeast Capital Corporation.


                                          ERNST & YOUNG LLP

Austin, Texas

July 22, 1996